Fifth Third Bank Auto Receivables Trust 1996-B             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Nov-97            30-Nov-97
Distribution Date:    15-Dec-97                        Per $1,000 of
                                                         Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount   $9,763,932.82     $25.43724842
          Class B Certificate Amount     $734,919.67     $25.43678769

(ii)  Interest Distribution
          Class A Certificate Amount   $1,084,074.73      $2.82425929
          Class B Certificate Amount      $84,762.62      $2.93377475

(iii)  Servicing Fee                     $180,724.74      $0.43787016

(iv)  Class A Certificate Balance
         (after principal distributions)              $191,924,388.50
        Class A Pool Factor
         (after principal distributions)                    0.5000063
        Class B Certificate Balance
         (after principal distributions)               $14,446,444.64
        Class B Pool Factor
         (after principal distributions)                    0.5000154

(v)  Total Pool Balance
         (end of Collection Period)                   $206,370,833.15

                                      Current Period       Cumulative
vi)     Defaulted Receivables            $287,545.84    $4,313,753.03
         Liquidation Proceeds            $115,829.65    $1,584,848.92
         Aggregate Net Losses            $171,716.19    $2,728,904.11

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                     $0.00
          Interest Portion                                      $0.00

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $10,318,541.66

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $10,318,541.66